Exhibit 99.2

KAYNEBDC.COM KAYNE ANDERSON BDC , INC. EARNINGS PRESENTATION Second Quarter 2024

2 Disclaimer and Forward - Looking Statement This presentation may contain “forward - looking statements” that involve substantial risks and uncertainties . Such statements involve known and unknown risks, uncertainties and other factors and undue reliance should not be placed thereon . These forward - looking statements are not historical facts, but rather are based on current expectations, estimates and projections about Kayne Anderson BDC , Inc . (“ KBDC ”), its current and prospective portfolio investments, its industry, its beliefs and opinions, and its assumptions . Words such as “anticipates,” “expects,” “intends,” “plans,” “will,” “may,” “continue,” “believes,” “seeks,” “estimates,” “would,” “could,” “should,” “targets,” “projects,” “outlook,” “potential,” “predicts” and variations of these words and similar expressions are intended to identify forward - looking statements . These statements are not guarantees of future performance and are subject to risks, uncertainties and other factors, some of which are beyond KBDC’s control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward - looking statements including, without limitation, the risks, uncertainties and other factors identified in KBDC’s filings with the SEC . All forward - looking statements speak only as of the date of this presentation . KBDC does not undertake any obligation to update or revise any forward - looking statements or any other information contained herein, except as required by applicable law .

EXECUTIVE SUMMARY

Executive Summary

Quarterly Highlights

Financial Results

- Net investment income per share: $0.51
- Net asset value per share: $16.57
- Annualized ROE: 12.3% on net investment income
- 2Q'24 dividend per share: $0.40 regular (annualized dividend yield of ~9.7%)(1)

Portfolio

- Total fair value was approximately $1.85 billion invested in 106 companies
- Weighted average yield at amortized cost of debt investments was 11.8%(2)
- 98% first-lien portfolio
- Weighted average and median EBITDA of borrowers of $58.9 million(3)(4) and $34.2 million(3)(4), respectively
- Average position size of 0.9% with 10 largest positions representing 19.0% of the portfolio(5)
- 1.0% of investments (based on fair value) on non-accrual

Debt & Liquidity

- Outstanding debt balance was $662 million; quarter-end debt-to-equity ratio was 0.53x
- Total liquidity of $644 million, including cash of $41 million and undrawn committed debt capacity of $603 million

Recent Events

- Declared 3Q regular distribution of $0.40 per share on August 7, 2024
- Declared three special distributions on May 8, 2024, of $0.10 per share payable on December 20, 2024, March 18, 2025 and June 24, 2025

[1]Annualized dividend yield is calculated by dividing the declared dividend per share by the net asset value per share at the end of the quarter and annualizing such amount over four quarterly periods. There can be no assurance that the same dividend yield will be achieved.
[2]Actual yields earned over the life of investments could be materially different from the yields presented herein.
[3]Excludes investments in broadly syndicated loans; as of June 30, 2024, KBDC held $273 million of such investments (fair value), representing ~15% of total fair market value of investments.
[4]Excludes investments on watchlist.
[5]Calculated as a percentage of total debt investments at fair value.

KAYNE ANDERSON

4

5 Executive Summary Investment Highlights » Lending philosophy focused on core middle market in defensive, stable industries » Experienced, long - tenured leadership and investment team » High - quality sourcing and execution model with high degree of selectivity » Diversified, conservative portfolio with focus on senior secured, first lien loans » Active portfolio management and risk monitoring » Focus on shareholder alignment

Executive Summary
Overview

- Scaled, differentiated BDC via focus on core middle market ($10-$50+ million of EBITDA)
- Target market and credit selection process facilitates: (i) conservative structures (first lien, lower leverage) in (ii) private equity-backed businesses with (iii) financial maintenance covenants generating (iv) attractive yields

KBDC OVERVIEW

$1.85bn *Fair Value of Portfolio*	**~98%** *First Lien Senior Secured*	**106** *Portfolio Companies*	**100%** *Financial Maint. Covenants[(1)]*	**1.0%** *Fair Value of Assets on Non-Accrual*
99% *Private Equity Sponsored Companies[(1)]*	**~11.8%** *Wtd. Avg. Portfolio Yield[(2)]*	**4.1x** *Wtd. Avg. Net Leverage[(3)]*	**3.2x** *Wtd. Avg. Interest Coverage[(3)]*	**12.3%** *NII Yield[(4)]*

[1] *Excludes investments in broadly syndicated loans; as of June 30, 2024, KBDC held $273 million of such investments (fair value), representing ~15% of total fair market value of investments.*
[2] *Weighted average yield of amortized cost of debt investments.*
[3] *Excludes investments on watchlist.*
[4] *NII yield is calculated by dividing annualized 2Q'24 NII per share by NAV per share at June 30, 2024.*

KAYNE ANDERSON
6

Executive Summary

Key Financial Highlights

	As of Date and for the Three Months Ended				
($000 except per share data)	**Jun 30, 2024**	**Mar 31, 2024**	**Dec 31, 2023**	**Sep 30, 2023**	**Jun 30, 2023**
Net Investment Income	$0.51	$0.52	$0.54	$0.53	$0.56
Net Realized and Unrealized Gains (Losses)	($0.05)	$0.09	$0.01	($0.19)	($0.02)
Net Income (loss)	$0.46	$0.61	$0.55	$0.34	$0.54
Net Asset Value	$16.57	$16.63	$16.42	$16.40	$16.58
Annualized ROE (on Net Investment Income)	12.3%	12.5%	13.2%	12.9%	13.5%
Annualized ROE (on Net Income)	11.1%	14.7%	13.4%	8.3%	13.0%
Regular Distributions[1]	$0.40	$0.40	$0.53	$0.53	$0.53
Supplemental Distributions	-	-	-	-	-
Special Distributions	-	-	-	-	-
Total Distributions	$0.40	$0.40	$0.53	$0.53	$0.53
Regular Distribution Yield[1]	9.7%	9.6%	12.9%	12.9%	12.8%
Supplemental Distribution Yield	-	-	-	-	-
Special Distribution Yield	-	-	-	-	-
Total Distribution Yield	9.7%	9.6%	12.9%	12.9%	12.8%
Total Debt	$622,000	$659,000	$695,750	$598,000	$641,000
Net Assets	$1,178,176	$811,557	$683,056	$680,726	$646,926
Debt-to-Equity at Quarter End	0.53x	0.81x	1.02x	0.88x	0.99x

- KBDC's dividend yield is ~11.5% inclusive of the three declared special distributions of $0.10 per share payable on December 20, 2024, March 18, 2025 and June 24, 2025
- As of June 30, 2024, KBDC had undistributed net investment income of approximately $0.20 per share

[1]Prior to 2024, the Company did not distinguish between regular and supplemental distributions and generally distributed substantially all its income on a quarterly basis.

KAYNE ANDERSON

7

PORTFOLIO OVERVIEW

Portfolio Overview
Key Statistics

KEY PORTFOLIO STATISTICS ($ IN MILLIONS)[1]	Jun 30, 2024	Mar 31, 2024	Dec 31, 2023	Sep 30, 2023	Jun 30, 2023
Portfolio Highlights					
Funded Investments at Fair Value	$1,847	$1,784	$1,363	$1,278	$1,284
Number of Portfolio Companies	106	103	76	72	73
Average Position Size at Fair Value ($)	$17.4	$17.3	$17.9	$17.8	$17.6
Average Position Size at Fair Value (%)	0.9%	1.0%	1.3%	1.4%	1.4%
Portfolio Composition (at fair value)					
First Lien	98%	98%	97%	97%	97%
Second Lien	0%	0%	0%	0%	0%
Subordinated	1%	1%	2%	2%	2%
Equity	1%	1%	1%	1%	1%
Loans by Interest Rate Type					
% Floating Rate Debt Investments	100.0%	100.0%	100.0%	100.0%	100.0%
% Fixed Rate Debt Investments	0.0%	0.0%	0.0%	0.0%	0.0%
Asset Level Yields (at fair value)					
Weighted Average Yield on Private Credit Loans	12.3%	12.4%	12.5%	12.4%	12.3%
Weighted Average Yield on Broadly Syndicated Loans	8.3%	8.4%	N/A	N/A	N/A
Weighted Average Yield on Debt Investments	11.7%	11.7%	12.5%	12.4%	12.3%
Non-accrual Debt Investments (at fair value)					
Non-accrual Investments	$18.9	$7.0	$5.9	$13.9	$0.0
Non-accrual Investments as a % of Debt Investments	1.0%	0.4%	0.4%	1.1%	0.0%
Number of Investments on Non-accrual	2	1	1	1	0

[1] 1Q'24 and 2Q'24 includes investments in broadly syndicated loans; as of 2Q'24, KBDC held $273 million of such investments (fair value) across 22 borrowers. Quarters prior to 1Q'24 presented above included no investments in broadly syndicated loans.

KAYNE ANDERSON
9

10 Suave 2.2% Vitesse 1.9% American Equipment 1.9% EIS 1.9% Peak Technologies 1.9% Genuine Cable Group 1.9% Keany 1.8% Score Sports 1.8% EnviroTech 1.8% FreshEdge 1.8% All Others 81.0% Portfolio Overview Diversity (As of June 30, 2024) Note: Please see the Company’s filings with the SEC for more information about the Company’s portfolio 1 Calculated as a percentage of total debt investments at fair value. 2 In some instances, we have disclosed the borrower’s DBA name. INDUSTRY CONCENTRATION (1) BORROWER CONCENTRATION (1)(2) 106 Borrowers Average Position Size: 0.9% Trading Companies & Distributors 12.9% Food Products 9.6% Commercial Services & Supplies 8.1% Health Care Providers & Services 7.9% Containers and Packaging 6.1% Aerospace & Defense 5.4% Professional Services 5.1% Personal Care Products 4.0% Leisure Products 4.0% Machinery 3.2% All Others (23 Total) 33.7%

11 Portfolio Overview Asset Mix GROSS NEW COMMITMENTS ($ IN MILLIONS) (1) ASSET MIX AT END OF PERIOD (2) » KBDC committed approximately $171 million to new investments in 2Q’24 » Portfolio is 100% floating rate and nearly all first lien senior secured loans » Asset mix remains consistent at approximately 98% first lien senior secured ROLLING INVESTMENT ACTIVITY ($ IN MILLIONS) Note: Please see the Company’s filings with the SEC for more information about the Company’s portfolio. 1 Based on principal amount of investments and including unfunded commitments. 2 Based on fair market value of investments. 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 Gross New Investment Commitments(1) $89 $57 $30 $153 $464 $171 Investment Fundings (Private Credit) 105 73 42 184 148 136 Investment Fundings (BSL) - - - - 302 30 Investments Repaid or Sold (Private Credit) (15) (42) (42) (97) (32) (41) Investments Repaid or Sold (BSL) - - - - - (58) Net Investment Activity $90 $31 $0 $87 $417 $67 97% 97% 97% 97% 98% 98% 2% 2% 2% 2% 1% 1% 1% 1% 1% 1% 1% 1% 0% 20% 40% 60% 80% 100% 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 First Lien Subordinated Debt Equity $89 $57 $30 $153 $464 $171 $- $100 $200 $300 $400 $500 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24

FINANCIAL HIGHLIGHTS

13 Financial Highlights Net Asset Value NAV PER SHARE BRIDGE 1 The amount shown includes the effect of the timing of capital transactions ( - $0.01 per share). » Net asset value of $16.57 per share as of June 30, 2024, was a decrease from $16.63 per share as of March 31, 2024, but an increase of $0.05 after considering the $0.11 per share dilution from the Company’s IPO ( $0.11 ) ( $0.06 ) ( $0.00 ) ( $0.27 ) ( $0.40 ) $16.63 $0.78 $16.57 $15.00 $15.50 $16.00 $16.50 $17.00 $17.50 1Q'24 NAV IPO Costs Interest Income Unrealized Gain (Loss) Realized Gain (Loss) Operating Expenses Dividends 2Q'24 NAV (1)

14 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 NII Yield 13.0% 13.5% 12.9% 13.2% 12.5% 12.3% Total Dividend Yield 11.3% 12.8% 12.9% 12.9% 9.6% 9.7% $0.47 $0.53 $0.53 $0.53 $0.40 $0.40 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 1Q'23 2Q'23 3Q'23 4Q'23 1Q'24 2Q'24 Financial Highlights Dividend History 1 Yields presented above calculated by dividing either (i) dividends or (ii) NII, as applicable by the net asset value per shar e a t the end of the quarter and annualizing such amount over four quarterly periods. 2 All amounts presented on a per share basis utilizing end of period share count. DIVIDEND HISTORY (2) DIVIDEND AND NII YIELD (1) » Prior to 2024 , KBDC did not distinguish between regular and supplemental distributions and generally distributed substantially all its income on a quarterly basis ▪ During 1 Q’ 24 , KBDC established a $ 0 . 40 per share regular dividend ▪ KBDC declared three special dividends payable on 12 / 20 / 24 , 3 / 18 / 25 and 6 / 24 / 25 following pre - IPO share lock - up expiration dates » To the extent that NII exceeds the regular dividend, we plan to pay quarterly supplemental and annual special dividends following the expiration of pre - IPO shareholder lock - ups in 2 Q’ 25

BALANCE SHEET AND OPERATING RESULTS

16 Balance Sheet Summary ($000 except per share data) Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Assets Long-term investments (fair value) $1,847,058 $1,784,045 $1,363,498 $1,277,603 $1,283,951 Short-term investments and cash 40,615 44,286 46,871 29,012 28,013 Receivable for principal pmts. on invest. 5,280 293 104 179 148 Interest receivable 16,780 15,551 12,874 13,718 12,270 Prepaid expenses and other assets 117 266 319 119 207 Total Assets $1,909,850 $1,844,441 $1,423,666 $1,320,631 $1,324,589 Liabilities Debt $622,000 $659,000 $695,750 $598,000 $641,000 Unamortized debt issuance costs (9,448) (5,639) (6,431) (5,289) (5,914) Payable for investments purchased 72,322 299,692 - - - Capital payable - 29,025 - - - Distributions payable 28,446 19,516 22,050 21,999 20,678 Management fee payable 3,780 3,522 2,996 2,905 2,848 Incentive fee payable - 16,826 14,195 11,692 9,320 Accrued expenses and other liabilities 14,574 10,942 12,050 10,598 9,731 Total Liabilities $731,674 $1,032,884 $740,610 $639,905 $677,663 Net Assets: Common Shares 71 49 42 42 39 Additional paid-in capital 1,154,108 790,245 669,990 668,505 626,581 Total distributable earnings (deficit) 23,997 21,263 13,024 12,179 20,306 Total Net Assets $1,178,176 $811,557 $683,056 $680,726 $646,926 Total Liabilities and Net Assets $1,909,850 $1,844,441 $1,423,666 $1,320,631 $1,324,589 Net Asset Value Per Common Share $16.57 $16.63 $16.42 $16.40 $16.58 Debt to equity at quarter end 0.53x 0.81x 1.02x 0.88x 0.99x Average debt to equity 0.57x 0.94x 0.91x 0.93x 1.04x

17 Operating Results Summary ($000 except per share data) Jun 30, 2024 Mar 31, 2024 Dec 31, 2023 Sep 30, 2023 Jun 30, 2023 Investment income: Interest and dividend income $52,453 $46,494 $42,695 $41,197 $40,746 Total investment income $52,453 $46,494 $42,695 $41,197 $40,746 Expenses: Management fees 4,251 3,522 2,995 2,905 2,848 Incentive fees 4,109 2,631 2,504 2,371 2,420 Interest expense 13,239 15,656 13,918 13,871 13,002 Other general and admin. expenses 1,041 882 845 681 743 Total expenses $22,640 $22,691 $20,262 $19,828 $19,013 Management fee waiver (471) - - - - Incentive fee waiver (4,109) - - - - Net expenses $18,060 $22,691 $20,262 $19,828 $19,013 Net investment income $34,393 $23,803 $22,433 $21,369 $21,733 Net realized gains (losses) (138) - (10,686) - - Net change in unrealized gains (losses) (3,075) 3,952 11,047 (7,497) (731) Net increase in net assets resulting from operations $31,180 $27,755 $22,794 $13,872 $21,002 Net investment income per share $0.51 $0.52 $0.54 $0.53 $0.56 Earnings per share $0.46 $0.61 $0.55 $0.34 $0.54 Weighted average shares outstanding 67,426,904 45,345,417 41,591,048 40,499,327 38,905,173 For the Three Months Ended

18 Balance Sheet and Liquidity Financing Profile Note: As of June 30, 2024 unless otherwise noted. 1 Reflects terms in amendment dated April 2, 2024; interest rate may be S+2.375 - 2.500% depending on the mix of investments securin g the facility. 2 Includes amortization of debt issuance and monitoring costs. DEBT FUNDING MIX ($ IN MILLIONS) FINANCING PER QUARTER ($ IN MILLIONS) » KBDC has diverse and adequate sources of liquidity to achieve its target debt - to - equity ratio of 1.00x to 1.25x » Debt capital is comprised of the following committed credit facilities and senior unsecured notes outstanding $644 $618 $622 $703 $569 8.1% 8.9% 9.0% 8.9% 9.3% 2.0% 3.0% 4.0% 5.0% 6.0% 7.0% 8.0% 9.0% 10.0% $0 $200 $400 $600 $800 $1,000 6/30/23 9/30/23 12/31/23 3/31/24 6/30/24 Average Daily Borrowing Average Interest Rate (2) Commitment Drawn Availability Pricing Maturity Corporate Facility $400.0 $75.0 $325.0 S + 2.35% February 18, 2027 Funding Facility II 150.0 83.0 67.0 S + 2.70% December 22, 2028 Funding Faclity(1) 600.0 389.0 211.0 S + 2.375% - 2.500% April 3, 2029 Series A Notes 25.0 25.0 - 8.65% June 30, 2027 Series B Notes 50.0 50.0 - 8.74% June 30, 2028 Total $1,225.0 $622.0 $603.0